UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2020

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on March 27, 2020, the Board of Directors of AAR CORP., a Delaware corporation (the “Company”), authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $1.00 par value per share, of the Company to the stockholders of record on April 9, 2020. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) at an exercise price of $100.00 per one one-thousandth of a share of Preferred Stock, once the Rights become exercisable. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of March 30, 2020, between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”).

On October 5, 2020, the Company and the Rights Agent entered into an Amendment and Termination to the Rights Agreement (the “Amendment”). The Amendment accelerates the expiration date of the Rights Agreement from February 28, 2021 to October 5, 2020, such that, at the close of business on October 5, 2020, the Rights will expire and no longer be outstanding and the Rights Agreement will terminate and be of no further force or effect. The Board decided to take this action after evaluating current market conditions relative to the time of the adoption of the Rights Agreement and receiving objections from a large institutional stockholder regarding the adoption of the Rights Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the expiration of the Rights and termination of the Rights Agreement, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware on October 5, 2020 that, effective upon filing, eliminated from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designations with respect to the Preferred Stock, and returned the Preferred Stock to authorized but undesignated shares of the Company’s preferred stock. No shares of Preferred Stock were issued and outstanding at the time of the filing of the Certificate of Elimination.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series A Junior Participating Preferred Stock of AAR CORP.
4.1	Amendment and Termination of Rights Agreement, dated as of October 5, 2020, between AAR CORP. and Computershare Trust Company, N.A., as rights agent.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020
AAR CORP.

By:
/s/ SEAN M. GILLEN
Sean M. Gillen
Vice President and Chief Financial Officer
(Principal Financial Officer)